UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2004

_________________________________________________________________________________

EGPI FIRECREEK, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Nevada	000-32507	88-0345961
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ  85253

(Address of principal executive offices)  (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

Energy Producers, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)

(1) On December 18, 2004 the Registrant entered into a Credit Facility Agreement by and among its wholly owned subsidiary Firecreek Petroleum, Inc., a Delaware corporation (“Firecreek”), the Registrant EGPI Firecreek, Inc., a Nevada corporation (“EGPI”), and Randy Pack (“Lender”).

(2) Lender is advancing up to $150,000, (the Obligation), to Firecreek, the Registrant’s wholly owned subsidiary, for operating capital in connection with costs, expenses, and contracts related to oil fields in Russia and Romania. Upon request for an advance of funds by Firecreek to Lender from time to time, Lender agrees to advance up to the aggregate sum of $150,000 to Firecreek, wire transferred to an account designated by Firecreek. Funds will be advanced pursuant to the Agreement and the form of promissory note. Funds advanced shall bear interest at 8% from date advanced until repaid. Funds repaid may be re-advanced at the request of Firecreek. All funds advanced under the note, and all accrued interest, will be due 180 days after the date of the note.

(3) Other terms: Prior to first advance, Firecreek will execute the promissory note as the maker thereof, EGPI will sign the promissory note the primary guarantor of payment thereof, and John R. Taylor and George B. Faulder, IV, individually, will sign the note as secondary guarantors of payment thereof.

Upon execution of the Agreement by all parties, EGPI (Registrant) will issue 150,000 shares of its Series B Preferred Stock to Lender in consideration of Lender’s commitment to advance funds pursuant to this Agreement. Series B Preferred Stock shares are described below:

Par Value:

$0.001 per share

Stated Value:

$1.00 per share

Rank:

Senior to Common Shares

Junior to Series A Preferred Stock

Voting Rights:

Upon conversion, holders of the Common Shares into which Series B shares convert have right to vote on parity with all other holders of Common Shares

Conversion:

Each share shall be automatically converted by Company to Common Shares upon date that is one year from date of issuance of such share, on the basis of one Common Share issued for each share of Series B Preferred Stock

Dividends:

None

Transferability:

Non-transferable without written consent of Company

Lender understands that Series B Preferred Stock shares are restricted and cannot be sold without EGPI’s (Registrant) consent. Further, upon conversion of such shares to common shares in one year, the common shares will be 144 Restricted, carry a restrictive legend on the certificate, and may not be available for resale for a period of one year from the date of issuance.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

(*) On December 18, 2004 by majority consent the Board of Directors and the Compensation and Stock Option Committee of the Registrant approved for the following issuances of its Series B preferred stock, par value $0.001 per share, as additional consideration in behalf of a Credit Facility Agreement entered into by Firecreek, Inc., a Delaware corporation (“Firecreek”), EGPI Firecreek, Inc., a Nevada corporation (“EGPI”), and Randy Pack (“Lender”).with Firecreek, to the following person (see additionally ITEM 7.01 Regulation FD Disclosure, and ITEM 8.01 Other Events disclosed herein). The shares were issued pursuant to a private placement and carry a rule 144 legend. The shares were issued pursuant to an exemption from registration as provided in Section 4(2) of the Securities Act of 1933.

Preferred
Name and Address	Series B

Randy Pack	150,000
Texas

(*) For Rights and Preferences regarding the Registrant’s Series B preferred stock please refer to Articles of Amendment to the Registrant's Articles of Incorporation (filed as Exhibit 3.6 to Registrant’s Report on Form 10-QSB for the quarter ended June 30, 2004 and incorporated herein by reference).

(1) Randy Pack is not an affiliate, director, or officer of the Company.

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

On December 18, 2004, Consenting Shareholders owning approximately 59% of our Common Stock: a.) Consented in writing to the proposed actions approving a Registration Statement on Form S-8 for the Company’s “2005 Stock Incentive Plan” filed with the Commission December 20, 2004, and  b.) approved for the issuance of 150,000 shares of its Series B preferred stock, par value $0.001 per share, as additional consideration in behalf of a Credit Facility Agreement entered into by Firecreek, Inc., a Delaware corporation (“Firecreek”), EGPI Firecreek, Inc., a Nevada corporation (“EGPI”), and Randy Pack (“Lender”).

.

Regarding the Baseline Capital, Inc. matter: It has been requested/recommended that a default judgment be entered. Settlement negotiations continue. For further information please refer PART I. (Financial Information), Item 1, Footnote item 6. therein, and PART II (Other Information), Item 1., filed November 18, 2004 in the Registrant’s Report on Form 10-QSB, for the quarter ended September 30, 2004 and incorporated herein by reference).

Regarding convertible debt with HEM Mutual Assurance LLC., the Registrant received an additional $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EGPI FIRECREEK, INC.

(formerly Energy Producers, Inc.)

By:   /s/  Dennis R. Alexander

Dennis R. Alexander

Chairman and CFO

Date:  December 23, 2004

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